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                                                                    EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of EOP Operating Limited Partnership on Form S-4 of our reports dated January 21, 1997, on our audits of the financial statements and financial statement schedules of Beacon Properties, L.P., which reports were filed with the Securities and Exchange Commission on the Form 8-K/A of EOP Operating Limited Partnership on February 18, 1998. We also consent to the reference to our firm under the caption "Experts."


                                                  /s/PricewaterhouseCoopers LLP

                                                     PRICEWATERHOUSECOOPERS LLP


Boston, Massachusetts
August 13,1998